EXECUTED 10/28/99

                         AGREEMENT FOR PURCHASE AND SALE
                            OF FINANCING ARRANGEMENTS

         This Agreement for Sale and Purchase of Financing Arrangements (this "Agreement") is made as of the 29th day of October 1999 by and between Metro Factors, Inc., a Texas corporation ("Buyer") and Allstate Financial Corporation, a Virginia corporation ("Seller").

I.       RECITALS

         WHEREAS, Seller desires to offer for sale to Buyer and Buyer desires to purchase from Seller, on the terms and subject to the conditions set forth herein, all rights and certain obligations of Seller pursuant to those certain factoring and other lending agreements by and between Seller and Assigned Clients as identified herein (the "Financing Agreements").

         WHEREAS, Buyer and Seller are each in the business of, among other things, originating, buying, servicing and selling, and otherwise dealing in, factoring of accounts receivable in the ordinary course of each of their respective businesses, and lending on an occasional basis.

         WHEREAS, Buyer and Seller desire to enter into this Agreement to govern the sale and purchase of such Financing Arrangements.

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, the parties hereto agree as follows:

II.      INCORPORATION BY REFERENCE

         The Recitals to this Agreement are incorporated herein by this reference thereto as though restated in their entirety herein.

III.     DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

A. ACCOUNTS: All presently existing and hereafter created accounts, accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by any Assigned Client arising or resulting from the sale of goods or the rendering of services by any such Assigned Client, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including, but not limited to, the right of stoppage in transit, replevin and reclamation.

B. ACCOUNT DEBTOR: The person, firm, corporation or other entity that is obligated to make payment on an Account.

         C. ACCOUNT DEBTOR CREDITS: Open credits reflected on Seller's books which cannot be allocated to a specific unpaid Account and may be payable to Account Debtors, also referred to as "Exchanges" on Seller's FMIS Reports.

         D. ACCOUNT PAYMENTS: All payments on Accounts by Account Debtors or others.

         E. ACCOUNT PURCHASE PRICE: The price paid by Seller for an Assigned Client's Account(s) pursuant to the terms of a Factoring Agreement, which price is reflected on Seller's FMIS Reports as "Gross Purchase."

         F. AFFILIATE GUARANTIES: Those certain guaranties of the Assigned Clients' affiliated entities pursuant to which the collections of the Assigned Clients' Accounts are guaranteed.

         G. AGREEMENT: Shall mean this Agreement as same may be amended and supplemented from time to time. The parties agree that this Agreement shall be used as the master sale and purchase agreement for those Financing Arrangements purchased by Buyer from Seller in the future, unless otherwise agreed in writing by the parties.

         H. AMOUNT AT RISK: The Account Purchase Price, less collections to date as reflected on Seller's FMIS Reports as "Collections", less any unpaid holdbacks,less discounts owed, plus uncollected adjustments, plus or minus any items in the Assigned Client's general ledger accounts as reflected on the "Net Out Report" generated by Seller's FMIS Reports, plus the balance of Assigned Client Loans, the subtotal of which is the "Net Out Subtotal" on the "Net Out Report" ($6,044,937.44 as at October 28, 1999), less fifty percent (50%) of the Earned Discounts ($54,685.13 as at October 28, 1999). *

         I. AMOUNT DUE ASSIGNED CLIENTS: The credit balance reflected on Seller's books which is due to Assigned Clients as of such date, or which, with the passage of time or otherwise, may become due by Seller to such Assigned Clients arising out of the purchase of Accounts pursuant to Financing Agreements, also referred to as the "Discount Owed" on Seller's FMIS Reports.

J. ASSIGNED CLIENT: Any entity included in Assigned Client Group One, Assigned Client Group Two, or Assigned Client Group Three.

         K.       ASSIGNED CLIENT GROUP ONE:

                  *





L.       ASSIGNED CLIENT GROUP TWO:

                  *









M.       ASSIGNED CLIENT GROUP THREE:

                  *











SCHEDULE A attached hereto, sets forth a general description of each of the above Assigned Client Financing Arrangements. *

N. BASE LENDING RATE: The Base Lending Rate from time to time published as the "Prime Rate" in The Wall Street Journal, on the date such Base Lending Rate must be determined.

O.       ASSIGNED CLIENT LOANS:

                  *








ASSIGNED CLIENT LOANS ( Con't):

*

























P.       CLOSING DATE:  shall mean October 29, 1999.

Q. COLLATERAL: shall mean the property which is the security for the Accounts, the Accounts Purchase Price, Client Loans and all other Obligations

R. DEDUCTIBLE COSTS AND EXPENSES: Those costs and expenses incurred by Buyer in connection with the Financing Arrangements limited to the following; and with respect items 2 through 10 below, only to the extent they are specifically charged to Assigned Clients, in each case:

     1) Interest at the Base Lending Rate with allowance for the same number of collection days as provided in the Financing Arrangements.

     2) Buyer's cost of wire transfers and ACH transfers as same may be increased of decreased after the Closing Date. Such fees as of the Closing Date are $8.50 for domestic wire transfers, $25.00 for international wire transfers, and $2.00 for ACH transfers.

     3) Per diem charges of field auditor per Factoring Agreement.

     4) Buyer's out-of-pocket expenses incurred in connection with field auditor related to the Financing Arrangements.

     5) Buyer's out-of-pocket professional fees and expenses incurred in connection with the interpretation or enforcement of the Financing Arrangements including, but not limited to, attorney's, accountants, and expert witnesses. If Buyer's in-house general counsel is used in lieu of an outside independent attorney, such in-house general counsel's time shall be charged at the rate of $25.00 per quarter hour or part thereof.

     6) Buyer's cost of expedited delivery services and postage at current postage rate.

     7) Long distance telephone expense at the rate of $.50 per call for purposes of collection of Accounts related to the Financing Arrangements.

     8) $.50 per invoice or past due statement mailed to Account Debtors in connection with the Financing Arrangements.

     9) Buyer's  cost of credit  agency  reports  incurred  in  connection  with
Performing   credit  checks  of  Account   Debtors   related  to  die  Financing
Arrangements.

     10) Buyer's cost of public records search and filing fees related to the Financing Arrangements.

S. EARNED DISCOUNTS: That discount due Seller pursuant to the Financing Agreements with the following Assigned Clients:

                  *











T. EARNED INTEREST: All interest due and payable pursuant to the Financing Arrangements.

U. FACTORING OBLIGATIONS: Outstanding liabilities and commitments (contingent or otherwise) of Seller for advances and other financial accommodations to the Assigned Clients pursuant to the Financing Agreements.

V. FINANCING AGREEMENTS: The Agreements between Seller and the Assigned Clients pursuant to which the Financing Arrangements are specified.

W.       FINANCING  ARRANGEMENTS:   The  servicing  of  Assigned  Clients'
Accounts  pursuant  to  the  terms  and conditions of the Financing Agreements and Assigned Client Loans, with the Assigned Clients.

X. FINANCING ARRANGEMENT FILES: All legal documents and credit files in connection with the Financing Arrangements, more particularly described in
Article IV.A herein.

Y. FMIS REPORTS: Computer software program used by Seller to record transactions related to Accounts, payments on Accounts, and Client Loans.

Z. GROSS INCOME: All fees and expenses of every kind and character including, but not limited to, the following:

1)       Factor's commission/discount
2)       Interest
3)       Wire transfer fees
4)       ACH transfer fees
5)       Renewal fees
6)       Commitment fees
7)       Prefunding fees
8)       Charge back fees
9)       Repurchase fees
10)      Same day advance fees
11)      A.M. advance fees
12)      Per diem field audit fees
13)      Assigned Client field audit expenses
14) Handling fees including postage at current postage rates, and any charges for long-distance phone usage

15)      Public records search and filing fees

16) Professional fees and expenses (i.e., attorneys, accountants, and expert witnesses)

17)      Expedited delivery fees
18)      Supplemental Discount fees
19)      Credit investigation fees
20)      Minimum invoice fee
21)      Concentration fee
22)      Sticker and stamp fee

AA.      GUARANTIES:   The  Individual  Guaranties,   the  Corporate  Guaranties
collectively  and  the  Validity Guaranties.

CC.      INDIVIDUAL  GUARANTIES:  Those certain  Guaranties of the Assigned
Clients' principals pursuant to which the collections of the Assigned Clients' Accounts are guaranteed.

DD.      OBLIGATIONS:  All advances,  debts,  liabilities,  obligations, covenants and duties owing by an Assigned Client to Seller, direct or indirect , absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, invoices for goods or services purchased by an Assigned Client from any company whose accounts are factored or financed by Seller and indebtedness arising under any guaranty made by an Assigned Client or issued by Seller on an Assigned Client's behalf pursuant to the Financing Agreements.

EE.      PREFUNDING  OR  PREFUNDED:   Amounts  advanced  by  Seller  to
Assigned Clients for which no invoice representing an amount due for goods delivered or services rendered exists.

FF.      PREMIUM  INCOME:  The Gross  Income  received by Buyer from  Assigned
Client Group One, Assigned Client Group Two, and Assigned Client Group Three after subtracting Deductible Costs and Expenses.

GG.      PURCHASE  PRICE (BASE):  The purchase price for the Financing
Arrangements shall be the aggregate of the Amount at Risk for the Assigned Clients as of the close of business Wednesday, October 27, 1999. ($5,990,252.31)

HH.      PURCHASE PRICE (PREMIUM).

                  *






II. REPURCHASED ACCOUNTS: Accounts designated on Seller's FMIS Reports for which the payment terms have been extended and the Account re-verified.

II. UNPAID ACCOUNTS: Accounts that the Account Debtor or other party has not paid Seller in full.

JJ.      VALIDITY  GUARANTIES:  Those certain guaranties of the Assigned Clients as to the Accounts' existence and validity and the bona fide obligations of the Account Debtors for the Accounts.

IV.      PURCHASE AND SALE OF FINANCING ARRANGEMENTS

A. CONVEYANCE OF FINANCING ARRANGEMENTS: For each Financing Arrangement with an Assigned Client, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to Buyer as of the Closing Date, without recourse but subject to the terms of this Agreement, all the right, title, interest, duties and obligations of Seller in and to the Financing Arrangements; including, but not limited to, those open and Unpaid Accounts listed on the Aged Trial Balances as of the opening of business on October 28, 1999, copies of which will be supplied to Buyer by 9:00 AM Eastern Time on the Closing Date (any Prefunded amounts appearing thereon shall be conspicuously indicated on the face of such Aged Trial Balance), the Financing Arrangement Files, the Obligations, the Collateral, the Factoring Obligations, the Amount due Assigned Clients, the Account Debtor Credits, and the Client Loans. Contemporaneously with such transfer, Buyer agrees to make available, and Seller agrees to purchase, a one hundred percent (100%) participation interest in the Client Loans, such participation being more particularly described in Article XII hereof. Each Financing Arrangement File shall be delivered by Seller to Buyer or a custodian designated by Buyer, in exchange for a receipt therefor. Each Financing Arrangement File shall contain the following documents:

1)       The original Factoring Agreement;

2)                         The  original  notes  and/or  agreements   evidencing
                           Assigned Client Loans, properly endorsed to Buyer and all related documentation;

3)       All original Individual Guaranties, if applicable;

4)       All original Affiliate Guaranties, if applicable;

5)       All original Validity Guaranties, if applicable,

6) The original resolutions of the Assigned Client and any Affiliate Guarantor authorizing their actions in connection with the Financing Arrangements;

7) Original UCC-2 or UCC-3 Assignments, as applicable, assigning the interests in personal property security and any other collateral security secured by all UCC-1 Financing Statements relating to the obligations signed by Seller in blank in form for filing in the applicable public recording office;

8) Any and all amendment modifications, supplements, and waivers related to any of the foregoing;

9)       All notification letters;

10)      All Account Debtor credit files;

11)      The operative documents creating the Client Loans, if any, and

12) Any and all other documents, instruments, collateral agreements, and assignments and endorsements for all documents, instruments and collateral agreements, referred to in the Financing Agreements, or related thereto, including, without limitation and without duplication of items 1 through 11 hereof and all files, books, papers, ledger cards, reports and records including , without limitation, loan applications, Borrower financial statements, credit reports and appraisals, relating to the Financing Agreements, all cash receipts records related to the Financing Arrangements for the period commencing 60 days prior to the Closing Date and any other documents, certificates, papers or records relating to the Financing Arrangements in Seller's possession as of the Closing Date. Seller shall not destroy or fail to maintain control of and accessibility to any other records relating to the Financing Arrangements in Seller's possession as of the Closing Date without giving Buyer at least ten
(10) business days advance written notice of its intent to do so, in which case Buyer may take possession of all such records.

                  Notwithstanding the foregoing, in the event that, in connection with any Financing Arrangement, Seller cannot deliver an original counterpart of any of the documents required to be delivered pursuant to Articles IV.A. 1-7 above, Seller shall deliver, or cause to be delivered, to Buyer a duplicate original or true copy of such document certified by Seller.

                  Notwithstanding the foregoing, in the event that Seller cannot deliver to Buyer any UCC-2 or UCC-3 Assignment with the filing information of the UCC-1 Financing Statement being assigned, solely because of a delay caused by the public filing office where such UCC-1 Financing Statement has been delivered for filing, Seller shall deliver or cause to be delivered to Buyer a photocopy of such UCC-2 or UCC-3 Assignment with the filing information left blank. Seller, promptly upon receipt of the applicable filing information of the UCC-1 Financing Statement being so assigned, shall deliver to Buyer the original UCC-2 or UCC-3 Assignment with all appropriate filing information set forth thereon.

B. ADDITIONAL SELLER CLOSING DELIVERIES. In addition to the items to be delivered by Seller to Buyer under Article IV.A. Seller shall deliver or cause to be delivered to Buyer the following:

     1) A Limited Power of Attorney from Seller in favor of Buyer which covers Buyer's ability to endorse, as Buyer deems necessary or appropriate, any checks received payable to Seller in connection with the Accounts which shall be satisfied by delivery of this Agreement containing such power of attorney in
Article X.

     2) UCC-2 or UCC-3 Amendments reasonably deemed necessary by Buyer to properly reflect the transactions contemplated by this Agreement.

     3) Release from IBJ Whitehall Business Credit Company f/k/a IBJ Schroder Bank & Trust Company (Bank) of Bank's security interest in all of the Financing Arrangements sold and assigned to Buyer pursuant to this Agreement in such form and substance as is acceptable to Buyer.

C. REFERRALS. Seller hereby agrees, for a period of two (2) years after the Closing Date, to refer to Buyer all inquiries made to Seller for the factoring services formerly provided by Seller that fall within Buyer's defined parameters for such transactions. Such referrals shall be transmitted via facsimile to the attention of Richard Worthy at (214) 987-7306 in exchange for normal commissions. Buyer agrees, for a period of two (2) years after the Closing Date, to refer to Seller all asset based lending inquiries made of Buyer falling within Seller's defined parameters for such loans. Such referrals shall be transmitted via facsimile to the attention of Charles G. Johnson at (703) 931-2034 in exchange for normal commissions.

D. PAYMENT ARRANGEMENTS. The Purchase Price (Base) shall be paid before 3:00 PM Eastern Time on the Closing Date, in immediately available funds, less the aggregate Assigned Client Loan balance on such date ($1,528,796.16), by wire transfer in the amount of $4,461,456.16 to the following account:

IBJ Whitehall Bank & Trust Co.
ABA No. 026 00 7825
Account: Allstate Financial Corporation
No. 43589603

Upon payment of the Purchase Price (Base), all assignments to Buyer under this Agreement shall be deemed to have FINALLY AND CONCLUSIVELY OCCURRED. THE PURCHASE PRICE (PREMIUM) SHALL BE PAID BY THE FIFTEENTH (15TH) business day of the month immediately following the month for which such payments are due and shall be accompanied by a report on a per Assigned Client basis listing all amounts of Gross Income and Deductible Costs and Expenses by category. Buyer shall timely make scheduled payments of principal and interest to Seller for Assigned Client Loans as set forth in Article III.O of this Agreement, provided such Assigned Clients are not in default to Buyer and provided that such payments shall be from funds due to the Assigned Client by Buyer. Payments of the Purchase Price (Premium) and Assigned Client Loans shall be by wire transfer in immediately available funds sufficient to cover the funding of Assigned Clients which is approved by Buyer. Seller shall then wire transfer the amount of funding approved by Buyer to the respective Assigned Clients as soon as possible after Seller's receipt of funds from Buyer. Seller shall not purchase any invoices received from the Assigned Clients on or after the Closing Date. All such invoices shall be purchased or not purchased at Buyer's discretion.

Nowtwithstanding the payment of the Purchase Price (Base), Seller shall continue to purchase accounts under the Financing Arrangements for the period October 28, and October 29, 1999. Buyer shall wire transfer to Seller on such dates funds an amount equal to the advances to be made to the Assigned Clients. Seller shall not enter accounts purchased on such dates into the FMIS reports, and as between Seller and Buyer, such accounts shall be deemed to have been purchased by Buyer from the Assigned Clients effective the Closing Date. Such funds shall be wired transferred to Seller as follows:

Bank of America
ABA No: 151-000-017
ACCOUNT: Allstate Financial Corporation
No. 000-1064-7097

E. PAYMENT OF CHARGES. As between Buyer and Seller, Buyer will be liable for, and will pay directly, all charges imposed as a result of the purchase of the Financing Arrangements hereunder for invoices purchased directly from Assigned Clients by Buyer on or after Closing Date including, without limitation, sales or use taxes, transfer or other taxes and governmental charges or levies exclusive of charges imposed upon, or measured by, the net income attributable to the factoring business of Seller, and Buyer shall indemnify and hold harmless Seller from and against any reasonable loss, cost, expense, penalty or damage arising out of or relating to the failure of Buyer to pay the such charges.

V.       ALLOCATION OF COLLECTIONS

A. All monies received by wire transfer, or otherwise and posted to the FMIS Reports by Seller prior to the close of business on October 27, 1999 in connection with the Assigned Clients shall be the property of Seller.

B. All monies received by wire transfer, or otherwise, and posted to the FMIS Reports by Seller on or after the close of business on October 28, 1999 or received by Seller but not posted to the FMIS Reports in connection with the Assigned Clients (excluding funds wired to Seller by Buyer for the purpose of funding Assigned Clients on October 28 and 29, 1999) shall be the property of Buyer and shall be forwarded to Buyer on the next business day following their receipt.

C. Seller shall, on the day of receipt, send to Buyer all checks and correspondence related to the Assigned Clients received by Seller on or after the Closing Date via Federal Express "next business day"' service and charge such delivery fees to Buyer's account.

D. If Seller receives any funds related to the Assigned Clients on or after the Closing Date, Seller shall immediately cause to have the amount of such funds wire transferred to Buyer. Buyer shall reimburse Seller the cost of such wire transfer and include such payment with payments made pursuant to Article IV.D of this Agreement. Further, Seller shall immediately deliver to Buyer via Federal Express any documentation Seller has which explains the application of such funds.

E. Seller agrees to cooperate with Buyer in transferring control from Seller to Buyer of the Lockbox established for the collection of Accounts purchased from Joseph J. Sheeran, Inc. and until such change of control is accomplished, Seller agrees to timely forward all funds received in such Lockbox and copies of checks received therein together with all other correspondence received in connection therewith.

VI.      REPRESENTATIONS AND WARRANTIES OF THE SELLER

A. REPRESENTATIONS AND WARRANTIES OF SELLER -- GENERAL. It is understood and agreed by Seller and Buyer that as a material inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer as follows:

     1) Seller is duly organized, validity existing and in good standing under the laws of the state in which it is domiciled, and is duly qualified to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary.

     2) The execution and delivery of the Agreement by Seller and the performance by Seller of the obligations to be performed by it hereunder have been duly authorized by all necessary corporate or other similar action. At least one(1) business day prior to the Closing Date, Seller shall have delivered to Buyer certified copies of relevant corporate or similar resolutions.

     3) The execution and delivery of this Agreement by Seller and the performance by Seller of the obligations to be performed by it hereunder do not, and will not, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination oil or award presently in effect having applicability to Seller of to the character or bylaws of Seller.

     4) The execution and delivery of this Agreement by Seller and the performance by Seller of the obligations to be performed by it hereunder do not and will not result in a breach of, or constitute a default under, any indenture or local or credit agreement or any other agreement, lease or instrument to which Seller is a party or by which it or its properties may be bound or affected.

     5) This Agreement constitutes, when duly executed and delivered by Seller, a legal, valid and binding obligation of Seller enforceable against Seller according to its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting creditors' rights in general, including equitable remedies.

     6) Seller has not engaged the services of a broker or other representative for the purpose of selling the Financing Arrangements and no commission or other fee is due to any other party in connection with the sale of the Financing Arrangements hereunder.

     7) At least one(1) business day prior to the Closing Date Seller shall have delivered to Buyer original copies of written consents to this Agreement duly executed by any and all parties who have a lien and/or a security interest in any of the Financing Arrangements which are sold and assigned to Buyer hereunder together with such parties' agreement to execute any and all UCC-2 or UCC-3 forms or other documents necessary to evidence termination of such parties' lien and/or security interests in all of such Financing Arrangements upon payment by Buyer of that portion of the Purchase Price (Base) specified in Article IV.D above.


B. REPRESENTATIONS AND WARRANTIES OF SELLER AS TO EACH FINANCING ARRANGEMENT. It is understood and agreed by Seller and Buyer that as a material inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants the following to Buyer as of the Closing Date;

     1) Seller is the sole owner of and has good title to the Financing Arrangements. Seller has not sold, assigned or otherwise transferred any right or interest in or to any of the Financing Arrangements to any party other than Bank.

     2) Seller represents and warrants to Buyer that each of the Financing Arrangements to be sold by Seller to Buyer at the Closing Date will be genuine, legal, valid and binding obligations of each of the Assigned Clients thereto and that all subordinations necessary for Buyer to have a first lien security interest in all of Assigned Client's presently existing and hereafter acquired accounts receivable exist or will be granted by any holder of a security interest or lien in or on such accounts receivable that is superior to Buyer's security interest absent such subordination.

     3) That as of the Closing Date, the Amount at Risk for each Assigned Client shall not exceed the contractual advance rate as stipulated in the related FactoringAgreement, i.e., there will exist no "over advance" to any Assigned Client other than the Client Loans and over advances specifically approved by Buyer.

     4) Seller represents and warrants that all of the Financing Arrangements and Accounts are assignable without the consent of the Assigned Clients.

VII.     REPRESENTATIONS AND WARRANTIES OF BUYER

         It is understood and agreed by Seller and Buyer that as a material inducement to Seller to enter into this Agreement Buyer hereby represents and warrants to Seller, as follows:

A. Buyer is an organization as set forth in the introductory article and is duly organized, validly existing and in good standing under laws applicable to its organization's existence.

B. The execution and delivery of this Agreement by Buyer and the performance by Buyer of the obligations by it to be performed hereunder have been duly authorized by all necessary corporate resolutions.

C. The execution and delivery of this Agreement by Buyer and the performance by Buyer of the obligations by it to be performed hereunder do not, and will not, violate any provision of any law, rule, regulations, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Buyer or to the charter or bylaws of Buyer.

D. This Agreement constitutes, when duly executed and delivered by Buyer, a legal, valid and binding obligation of Buyer enforceable against Buyer according to its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting creditors' rights in general, including equitable remedies.

E. Buyer has not engaged the services of a broker or other representative for the purpose of buying the Financing Arrangements and no commission or other fee is due to any other party in connection with the sale of the Financing Arrangements hereunder.

F. Buyer is a sophisticated investor and his extensive experience in consummating transactions similar to those contemplated hereunder. Buyer fully understands and hereby acknowledges that it is fully and exclusively assuming the risk that the face amount of the Accounts may not be collected. The transactions contemplated by this Agreement are exempt from all state and federal securities laws.

VIII.    INDEMNIFICATION

A. Seller agrees to protect, indemnify, and hold Buyer and its employees, officers, directors and agents (the "'Buyer Indemnities") harmless against, and in respect of, any and all losses, liabilities, costs and EXPENSES (INCLUDING REASONABLE ATTORNEY'S FEES), JUDGMENTS, DAMAGES, CLAIMS, counterclaims, demands, actions or proceedings, by whomsoever asserted, including but not limited to the Assigned Clients or Account Debtors, against any Buyer Indemnities or the settlement or compromise of any of the foregoing, providing, however, only if any of the foregoing arises out of, is connected with or results from: (i) any breach of any representations, covenant or warranties made by Seller hereunder,
(ii) Seller's misapplication of credits for Collections; (iii) data entry errors made by Seller on the FMIS Reports prior to the Closing Date; (iv) any actions or omissions by Seller that is the basis of any claim or cause of action against Buyer by or on behalf of any Assigned Client or Account Debtor; and (v) Seller having advanced monies to an Assigned Client or Assigned Clients after the earlier of forty-five (45) days after the filing of a government tax lien or Seller's actual knowledge of the filing of such a lien.

B. Buyer agrees to protect, indemnify, and hold Seller and its employees, officers, directors and agents (the "Seller Indemnities") harmless against, and in respect of, any and all losses, liabilities, costs and expenses (including reasonable attorney's fees), judgments, damages, claims, counterclaims, demands, actions or proceedings, by whomsoever asserted, including but not limited to, the Assigned Clients or Account Debtors, against any Seller Indemnities or the settlement or compromise of any of the foregoing, providing, however, any of the foregoing arises out of, is connected with or results from: (i) any breach of any representations, covenants or warranties made by Buyer hereunder, (ii) Buyers retention of any monies that do not constitute Collections of Accounts beyond the time period permitted hereunder (iii) all Collections returned for insufficient funds within thirty (30) days of October 27, 1999; and (iv) any actions or omissions by Buyer that is the basis of any claim or cause of action against Seller by or on behalf of any Assigned Client or Account Debtor.

IX.      COVENANT NOT TO SOLICIT CLIENTS

         For a period of two (2) years from and after the Closing Date, neither Seller, any of its affiliates, its parent nor any other related entity will solicit any Assigned Client for any factoring services.

X.       BUYER'S LIMITED POWER OF ATTORNEY

         Seller hereby irrevocably appoints Buyer as its attorney-in-fact for the limited and exclusive purpose of endorsing Collections received by Buyer after the Closing Date. Buyer hereby acknowledges that this power of attorney is limited only to Collections and Buyer agrees to indemnify and hold Seller harmless for Buyer's endorsement of any items that do not constitute Collections.

XI.      ADDITIONAL COVENANTS

     A. ADDITIONAL BUYERS COVENANTS. In addition to the other agreements and obligations of Buyer hereunder, Buyer hereby agrees to:

     1) Within five (5) business days after the Closing Date, file with the appropriate United States Bankruptcy Courts, notices pursuant to Federal Rules of Bankruptcy Procedure, Rule 3001, to the effect that the Financing Arrangements have been assigned to Buyer for those Assigned Clients that have file proceedings under Chapter 11 of Title II of the United States Code, if any, Buyer shall provide Seller with copies of all such notices, within five (5) business days after filing.

     2) Within ten (10) business days after the Closing Date, file all necessary or appropriate notices or documents with the appropriate departments of the United States government in order to receive consent from such United States Government Department of the assignment of any Account purchased hereunder for which the Account Debtor is the United States Government of any department or sub-division thereof, if any. Buyer shall use all reasonable best efforts to obtain all such necessary consents to assignment within sixty (60) business days after the Closing Date. Buyer shall provide Seller with copies of all such documents or notices within five (5) business days after their transmittal.

     3) Prepare and deliver, at Buyer's expense, to Seller for execution within thirty (30) business days after the Closing Date all (UCC-2 or UCC-3 Assignments necessary to assign Seller's security interests in the Collateral to Buyer.

     4) As soon as possible after the Closing Date, Buyer shall initiate procedures to redirect all payments of collections to Buyer's address.

     5) At closing, provide to Seller for its execution, a letter to the Assigned Clients and Account Debtors constituting notice of due sale of the Financing Arrangements to Buyer with a directive to remit all Account Payments to Buyer.

     6) Prior to the Closing Date, not attempt to renegotiate the terms or conditions of any Financing ARRANGEMENT WITH ANY ASSIGNED CLIENT AND NOT INDICATE ITS INTENTION TO renegotiate any terms or conditions of any Financing Arrangement with any Assigned Client, except as may be approved in writing by Seller.

         B. ADDITIONAL SELLER'S COVENANTS. In addition to the other agreements and obligations of Seller hereunder, Seller hereby agrees to comply with all reasonable requests for information or assistance by Buyer with respect to Buyer's covenant in Article X.A.2 herein.

XII.     PARTICIPATION

         On the Closing Date, Seller shall purchase a one hundred percent (100%) participation interest in all Client Loans and in the Collateral, in form and substance acceptable to the parties; it being understood and agreed, however, that in the event of a default by the Assigned Client and liquidation of the Collateral, the proceeds therefrom shall be distributed as follows until the parties shall have been paid in full:

1) The proceeds of all Accounts shall be distributed first to Buyer until Buyer has been paid in full, with the balance, if any, to be paid to Seller until paid in full.

2) The proceeds of all machinery, equipment, inventory and all other tangible assets shall be distributed first to Seller until Seller shall has been paid in full, with the balance, if any, to be paid to Buyer until paid in full.

XIII.    MISCELLANEOUS

A. CONFIDENTIALITY. Buyer and Seller agree to keep the terms of this Agreement confidential except as required by legal process, until the Closing Date, provided, however that Buyer may disclose to the Assigned Clients that it is scheduled to purchase their Financing Arrangements on the Closing Date if such is done in the process of attempting to renegotiate any Financing Arrangements.

B. ARBITRATION. Any dispute, controversy or claim arising under or in relation to this Agreement or any modification thereof, shall be settled only by arbitration which shall be held in the City of Arlington, Virginia in accordance with the laws of the State of Virginia and the rules of the American Arbitration Association. The parties hereto consent to the jurisdiction of the courts of the State of Virginia and of the United States District Court for the District of Virginia and further consent that any process or notice or other application to any court or a judge thereof may be served within or without the State of Virginia or the District of Virginia by certified mail or by personal service, provided a reasonable time for appearance is allowed. Judgment upon the award rendered by the Arbitrator(s) may be entered in any State or Federal court having jurisdiction thereof

C. WAIVER OF JURY TRIAL. Each of the parties hereto agrees that if any issue, claim, controversy or other matter arising under or out of this Agreement is tried in a court of law in any jurisdiction, such trial or other proceeding shall be without a jury, and each of the parties hereto expressly waives its right to a trial by jury in connection with any such trial or other proceeding.

D. SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES: SUCCESSORS AND ASSIGNS. All warranties, representations and covenants made by either party in this Agreement or in any other instrument delivered by either party to the other, shall he considered to have been relied upon by die other party (unless otherwise agreed in writing by the parties) and shall survive the Closing Date.

E. SEVERABILITY. If any provision, or part thereof, of this Agreement is invalid or unenforceable under any law, such provision, or part thereof, is and will be totally ineffective to that provision, but the remaining provisions, or pan thereof, will be unaffected.

F. ATTORNEYS' FEES. Anything to the contrary notwithstanding, in the event of any action at law, in equity, arbitration or otherwise between the parties in relation to this Agreement or any Loan or other instrument or agreement required or purchased or sold hereunder, the non-prevailing party, in addition to any other sums which such party shall be required to pay pursuant to the terms and conditions of this Agreement, at law, equity, arbitration of otherwise shall also be required to pay to the prevailing party all costs and expenses of such litigation, including reasonable attorney fees.

G. WAIVERS. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as a further or continuing waiver of any such term, provision or condition, or any other term, provision or condition of this Agreement.

H. NOTICE. Any notice or other communication in this Agreement provided or permitted to be given by one party to the other must be in writing and given by personal delivery by depositing the same in the United States mail (certified mail, return receipt requested), addressed to the other party to be notified, postage prepaid or by facsimile transmission. For purposes of notice, the addresses of the parties shall be as follows:

SELLER: ALLSTATE FINANCIAL CORPORATION
2700 S. Quincy Street
Suite 540
Arlington, Virginia 22206
ATTENTION: Charles G. Johnson, President
(703) 931-2034 (fax)
(703) 931-2274 (phone)

BUYER: METRO FACTORS, INC.
Walnut Glen Tower
8144 Walnut Hill Lane
Suite 900
Dallas, Texas 752314316
ATTENT1ON: Richard Worthy, President
(214) 987-7306 (fax)
(214) 987-7315 (phone)

         The above address may be changed from time to time by written notice from one party to the other.

I. ASSIGNMENT. Neither Buyer nor Seller shall without the prior written consent of the other, assign any of its rights or obligations hereunder except that Buyer may assign its rights in the Financing Arrangements to its secured lenders.

J. CAPTIONS. Article or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

K. ENTIRE AGREEMENT. This Agreement and the documents referred to herein or executed concurrently herewith constitute the entire agreement between the parties hereto with regard to the subject matter hereof, and there are no prior agreements, understandings, restrictions, warranties or representations between the parties with respect thereto.

L. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia. This Agreement shall be interpreted fairly in accordance with its provisions and without regard to which party drafted it.

M. SOLICITATION OF EMPLOYEES. Seller agrees to cooperate with Buyer, at Buyer's election, in its efforts TO SECURE THE EMPLOYMENT SERVICES OF THOMAS FEVOLA AND TIMOTHY HAFFIELD on terms and conditions acceptable to Buyer. This Agreement, however, is not contingent upon such employment.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                  [SIGNATURE PAGE FOLLOWS]

SELLER: ALLSTATE FINANCIAL CORPORATION,
a Virginia Corporation

By:___________/s/__________________
Charles G. Johnson, President
Date: October 28,1999

WIRE TRANSFER INSTRUCTIONS:

Bank of America
ABA No. 151-000-017
Account: Allstate Financial Corporation
No. 000-1064-7097


BUYER: METRO FACTORS, INC.,
a Texas corporation

By:___________/s/_______________
Richard G. Worthy, President
Date: October 28,1999

WIRE TRANSFER INSTRUCTIONS:

KeyBank National Association
ABA No. 041001039
Account: Metro Factors, Inc.
No. 1000598694